UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(718) 491-3400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

T2 Biosystems, Inc. (the “Company”) is filing this Amendment on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K (the “Original Form 8-K”) originally filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2014.  The sole purpose of this Amendment is to file a revised version of Exhibit 10.1 in order to disclose certain information for which confidential treatment had been initially requested and is no longer being sought by the Company.  Exhibit 10.1 hereto supersedes in its entirety Exhibit 10.1 as previously filed with the Original Form 8-K.  This Amendment continues to speak as of the Original Filing Date, and the Company has not updated the disclosures contained therein to reflect any events that have occurred since the Original Filing Date.  Certain changes in Exhibit 10.1 were made in response to comments the Company received from the Commission to the Company’s initial confidential treatment request.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

+10.1	Supply Agreement by and between the Company and SMC Ltd., effective as of October 10, 2014.

+  Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

+10.1	Supply Agreement by and between the Company and SMC Ltd., effective as of October 10, 2014.

+  Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

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